Exhibit 99.1

Contacts:	Dolph Baker, Chairman, President and CEO
Timothy A. Dawson, Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS ACHIEVES RECORD ANNUAL SALES

OF OVER ONE BILLION DOZEN EGGS

JACKSON, Miss. (July 9,  2014)   Cal-Maine Foods, Inc. (NASDAQ: CALM) today announced that the Company reached annual sales of over one billion dozen eggs for fiscal 2014 with an expected total of 1.014 billion dozen fresh eggs sold.  This significant milestone marks a new record year of sales for Cal-Maine Foods and the first time any domestic or world egg supplier has surpassed annual sales of over one billion dozen eggs.

Commenting on the announcement, Dolph Baker, chairman, president and chief executive officer of Cal-Maine Foods, Inc., stated, “We are very excited to achieve this important milestone for Cal-Maine Foods.  Our sales for the year reflect strong organic growth as well as the additional volumes related to recent acquisitions.  We have continued to benefit from favorable consumer demand for eggs throughout fiscal 2014.  Industry studies show that eggs are found in nearly every household as consumers enjoy eggs' versatility and the variety of dishes that include eggs.  Furthermore, 85 percent of today’s egg consumers view eggs as a healthy part of their diet.  We strive to meet this demand by offering a full complement of conventional, cage-free, organic and nutritionally enhanced eggs.  We are proud of our record of growth and equally proud of our team of employees who have worked so hard to achieve this milestone for Cal-Maine Foods.”

The Company will report financial and operating results for the fourth quarter and fiscal year ended May 31, 2014, on July 28, 2014.

Cal-Maine Foods, Inc. is primarily engaged in the production, grading, packing and sale of fresh shell eggs, including conventional, cage-free, organic and nutritionally-enhanced eggs.  The Company, which is headquartered in Jackson, Mississippi, is the largest producer and distributor of fresh shell eggs in the United States and sells the majority of its shell eggs in approximately 29 states across the southwestern, southeastern, mid-western and mid-Atlantic regions of the United States.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and may be beyond our control.  The factors that could cause actual results to differ materially from those projected in the forward‑looking statements include, among others, (i) the risk factors set forth in the Company’s SEC filings (including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K), (ii) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions and potential for recall), (iii) changes in the demand for and market prices of shell eggs and feed costs, (iv) risks, changes or obligations that could result from our future acquisition of new flocks or businesses, and (v) adverse results in pending litigation matters. SEC filings may be obtained from the SEC or the Company’s website, www.calmainefoods.com.  Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate.  Further, the forward‑looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of the date hereof.  Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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